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                                                                     EXHIBIT 8.1
LIST OF SUBSIDIARIES

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LEGAL ENTITY                                  COUNTRY OF INCORPORATION
100% SUBSIDIARY ASML HOLDING N.V.:
ASML Netherlands B.V.                         Netherlands (Veldhoven)
ASML Finance B.V.                             Netherlands (Veldhoven)
ASML MaskTools B.V.                           Netherlands (Veldhoven)
ASML Subholding B.V.                          Netherlands (Veldhoven)
ASML Germany GmbH                             Germany (Dresden)
ASML S.a.r.l.                                 France (Montbonnot)
ASML (UK) Ltd.                                UK (Paisley (Scotland))
ASML Information Systems Ltd                  Israel (Ramat-Gan)
ASML Ireland Ltd.                             Ireland (Dublin)
ASML Italy S.r.l.                             Italy (Avezzano)
ASML Hong Kong Ltd.                           Hong Kong SAR
ASML Singapore Pte. Ltd.                      Singapore
ASML Korea Co. Ltd.                           Korea (Kyunggi-Do)
ASML Japan Co. Ltd.                           Japan (Kawasaki-shi, Kanagawa-Ken)
ASML Shanghai Int. Trading Co. Ltd.           China/ Shanghai Free Trade Zone
ASML (China) Co. Ltd.                         China (Tianjin)
ASML Taiwan Ltd.                              Republic of China (Hsinchu)
ASML Equipment Malaysia Sdn. Bhd.             Malaysia (Penang)
ASML US, Inc                                  US (Delaware)
100% SUBSIDIARY ASML US, INC.:
ASML Capital US, Inc.                         US (Delaware)
SVG International Service                     US (California)
Lehrer Pearson, Inc.                          US (Delaware)
ASML MaskTools Inc.                           US (Delaware)
ASML Participations US, Inc.                  US (Delaware)
33% SUBSIDIARY ASML US, INC.:
Axiomatic Design Software, Inc.               US (Delaware)
100% SUBSIDIARY ASML SUBHOLDING B.V.:
ASML-Micronic Joint Venture Company, Ltd.     Ireland (Dublin)
100% SUBSIDIARY ASML (UK) LTD:
SVG Europe Ltd.                               UK (Radlett)
100% SUBSIDIARY SVG EUROPE LTD.:
ASML Radlett Ltd                              UK (Radlett)
100% SUBSIDIARY ASML RADLETT LTD.:
SVG Thermal (UK) Ltd.                         UK (Radlett)
100% SUBSIDIARY ASML HONG KONG LTD.:
ASML Macau Commercial Offshore Ltd.           Macau
50% SUBSIDIARY ASML PARTICIPATIONS US, INC.:
eLith LLC                                     US (Delaware)
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